Exhibit 10.5

AMENDMENT TO INVESTMENT AGREEMENT

This Amendment to Investment Agreement (this “Amendment”), effective as of September 25, 2024, is made by and between First Foundation Inc., a Delaware corporation (the “Company”) and CF 1Foundation Investors LP, a Delaware limited partnership (“Purchaser”), and amends that certain Investment Agreement, dated as of July 2, 2024 (the “Agreement”), by and between the Company and Purchaser.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to the Agreement, Purchaser is entitled to designate up to two persons to the Board of Directors of the Company and the Board of Directors of First Foundation Bank, a wholly-owned bank subsidiary of the Company (the “Bank”, and such designated directors, the “Investor Directors”);

WHEREAS, the Agreement provides that the Investor Directors are entitled to the same compensation from the Company as the other independent directors serving on the Board of Directors of the Company or the Board of Director of the Bank, as applicable; and

WHEREAS, the parties desire to amend the Agreement to provide Purchaser with the option to elect to have the compensation of any such Investor Director be paid directly to Purchaser or its designee, as more specifically set forth herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

1.	Amendment. The following sentence shall be added after the final sentence in Section 4.1(g) of the Agreement:

“Upon the election of the Purchaser, any compensation or expense reimbursement payable pursuant to clause (i) above to any individual Investor Director that was designated by the Purchaser shall instead be payable to the Purchaser or its designee (as such director was designated by the Purchaser to provide services to the Company, on behalf of the Purchaser, pursuant to this Agreement); provided that to the extent that the Purchaser is entitled to receive any voting securities or equity incentive awards for voting securities of the Company pursuant to this clause (g), the Company shall instead deliver to Purchaser cash or non-voting securities of the Company, as determined by the Company in its sole discretion, of substantially equivalent value in lieu of such voting securities or equity incentive awards for voting securities (which if cash is delivered at time of grant of such equity awards, it shall reflect the fair value of such equity awards and may be subject to recoupment or vesting on the same terms as the equity awards would be).”

2.	No Other Amendments. Except as specifically amended hereby, all of the terms and conditions of the Agreement are and shall remain in full force and effect and are hereby ratified and confirmed. In the event of a conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both the Company and the Purchaser.

3.

Delivery by Electronic Transmission. This Amendment, to the extent signed and delivered by email delivery of a “.pdf” format data file or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party or to any such agreement or instrument shall raise the use of email delivery of a “.pdf” format data file or other electronic means to deliver a signature hereto or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email delivery of a “.pdf” format data file or other electronic means as a defense to the formation of a contract and each party forever waives any such defense.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

FIRST FOUNDATION INC.

By:	/s/ Erica Dorsett
Name:	Erica Dorsett
Title:	General Counsel/EVP

CF 1FOUNDATION INVESTORS LP

By: CF 1 FOUNDATION GP LLC, its general partner

By:	/s/ William A. Covino
Name:	William A. Covino
Title:	Chief Financial Officer

[Signature Page to Amendment to Investment Agreement]